CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 12 to the Registration Statement under the Securities Act of 1933 and Amendment No. 13 to the Registration Statement under the Investment Company Act of 1940 of Touchstone Variable Series Trust on Form N-1A of our report dated February 18, 1999, on our audits of the financial statements and financial highlights of the Touchstone Emerging Growth Fund, Touchstone International Equity Fund, Touchstone Income Opportunity Fund, Touchstone Value Plus Fund, Touchstone Balanced Fund, and Touchstone Standby Income Fund, which report is included in the Annual Report for Touchstone Variable Series Trust for the year ended December 31, 1998, which is incorporated by reference in the Registration Statement.

We also consent to the references to our Firm under the captions "Financial Highlights" and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP
Boston, Massachusetts
April 28, 2000